SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 2, 2015

Date of Report (Date of Earliest Event Reported)

ATACAMA RESOURCES INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Florida	333-192217	46-3105245
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10820 68th Place, Kenosha WI	53142
(Address of principal executive offices)	(Zip Code)

(613) 868-6157

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

1) Previous Independent Auditors:

a.

On July 1, 2015, the registrant dismissed DKM Certified Public Accountant (“DKM”) as their registered independent public accountant.  On July 1, 2015, the registrant engaged Stevenson & Company CPAS LLC (“Stevenson”) as its new registered independent public accountant.

b.

For the year ended December 31, 2014, DKM’s report did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the registrant’s ability to continue as a going concern.

c.

The decision to dismiss DKM and to engage Stevenson was approved by the registrant’s board of directors.

d.

Through the period covered by the financial audit for the year ended December 31, 2014 there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.  For the interim period through July 1, 2015 (the date of dismissal), there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.

e.

We have authorized DKM to respond fully to any inquiries of Stevenson.

f.

During the year ended December 31, 2014 and the interim period through July 1, 2015, there have been no reportable events between the registrant and DKM as set forth in Item 304(a)(1)(v) of Regulation S-K.

g.

The registrant provided a copy of the foregoing disclosures to DKM prior to the date of the filing of this report and requested that DKM furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report.  A copy of this letter is filed as Exhibit 16.1 to this Form 8-K.

2) New Independent Accountants:

a.

On July 1, 2015, the registrant engaged Stevenson & Company CPAS LLC, as its new registered independent public accountant.  During the year ended December 31, 2014 and 2013 and prior to July 1, 2015 (the date of the new engagement), we did not consult with Stevenson regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements by Stevenson, in either case where written or oral advice provided by Stevenson would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02 – Departure of Director, Election of Director, Appointment of Certain Officers

On May 2, 2015, Mark Davison resigned as a director of Atacama Resources International, Inc.

On August 9, 2015, Ray Skaff resigned as a director of Atacama Resources International, Inc.

On July 14, 2015, Dan Finch was appointed as a director of Atacama Resources International, Inc.  There are no arrangements between Mr. Finch and any other person pursuant to which he was selected as a director.  At this time, Mr. Finch has not been named to any committee of the board of directors.  There have been no transactions between Mr. Finch and any related party during the last fiscal year.

In addition, on July 14, 2015, Mr. Finch was elected as the Company’s Chief Operating Officer.  Mr. Finch will hold this position until the next annual shareholders’ meeting, at which point the position will be up for a vote by shareholders.  There is no family relationship between Mr. Finch and any member of the Company.

Mr. Finch, age 72, has been the chief operating officer of Atacama Resources International, Inc. since July 14, 2015.  From September 1, 2013 through January 25, 2015, Mr. Finch was the VP of Soellingen Advisory Group.  From February 1, 2011 through January 1, 2014, Mr. Finch was the chief operating officer of Revolutionary Tracker.  Since January 2011, Mr. Finch has been a director of Enable IPC, and since July 14, 2015 has been a director of Atacama Resources International, Inc.

Mr. Finch received a BS in Physics from the Indiana Institute of Technology in June 1963, and an MBA from the University of Chicago Booth School in December 1969.

Item 9.01 - Exhibits

Exhibit 16.1 – Letter from DKM Certified Public Accountant dated August 13, 2015, regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Atacama Resources International, Inc.

By:      /s/ Glenn Grant

Glenn Grant

Chief Executive Officer

Dated:  August 18, 2015

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